EXHIBIT "A"
UNITED STATES BANKRUPTCY COURT                              DISTRICT OF DELAWARE

In re:   TELETRAC, INC.                     Debtor(s)        Case No. 99-_______
                  .                                          Chapter 11

          (If debtor is corporation filing under chapter 11 of the Code, this Exhibit "A" shall be completed and attached to the petition)


                       EXHIBIT "A" to Voluntary Petition

1.  Debtor's employer identification number is 48-1172403
2. If any of debtor's securities are registered under section 12 of the Securities and Exchange Act of 1934, the SEC file number is 333-35021
3. The following financial data is the latest available information and refers to debtor's condition on April 30, 1999.

                                                         Approximate
       a.  Total assets                 $  64,800,000     number of
       b.  Total liabilities              109,994,000      holders
                                                         -----------
       Fixed, liquidated secured debt      21,847,727      unknown
       Contingent secured debt                    -0-
       Disputed secured claims                    -0-
       Unliquidated secured debt                  -0-

       Fixed, liquidated unsecured debt    88,213,338      2,700 (approximately)
       Contingent unsecured debt                  -0-
       Disputed unsecured claims              182,000
       Unliquidated unsecured debt                -0-

 Number of shares of preferred stocks - 313,984 shares issued of Preferred Stock Number of shares of common stock - 249,000 shares issued of Class A Common Stock

Comments, if any:






4.  Brief description of debtor's business:

The Debtor is a provider of vehicle location and fleet management services, including associated two-way digital wireless messaging, to commercial fleet operators.



5. List the name of any person who directly or indirectly owns, controls or holds, with power to vote, 20% or more of the voting securities of debtor:
               Teletrac Holdings, Inc. (100%)

6. List the names of all corporations 20% or more of the outstanding voting securities of which are directly or indirectly owned, controlled, or held, with power to vote, by debtor:

               Teletrac License, Inc. (100%)

                LOCATION OF PRINCIPAL ASSETS OF BUSINESS DEBTOR


1.       Teletrac, Inc.
         2131 Faraday Ave.
         Carlsbad, CA  92008

2.       Teletrac, Inc.
         1725 Winnetka Circle
         Rolling Meadows, IL  60008

3.       Teletrac, Inc.
         524 East Lamar Blvd.
         Suite 120
         Arlington, TX  76001

4.       Teletrac, Inc.
         39303 Country Club Drive
         Suite A-11
         Farmington Hills, MI  48331

5.       Teletrac, Inc.
         6200 Rothway
         Suite 100
         Houston, TX  77040

6.       Teletrac, Inc.
         7391 Lincoln Way
         Garden Grove, CA  92841

7.       Teletrac, Inc.
         3330 NW 53rd Street
         Suite 302
         Ft. Lauderdale, FL  33309

8.       Teletrac, Inc.
         270 Duffy Ave.
         Hicksville, NY  11801

9.       Teletrac, Inc.
         931 S. Semoran Blvd.
         Suite 200
         Winter Park, FL  32792

10.      Teletrac, Inc.
         1670 Alvarado
         Suite 7
         San Leandro, CA  94575

11.      Teletrac, Inc.
         2929 Eskridge
         Suite R-4
         Fairfax, VA  22031

                                 TELETRAC, INC.

               ACTION BY WRITTEN CONSENT OF THE SOLE STOCKHOLDER



                         Pursuant to Section 228 of the
                General Corporation Law of the State of Delaware



          The undersigned, being the holder of all the outstanding stock of TELETRAC, INC., a Delaware corporation (the "Corporation"), DOES HEREBY CONSENT to the adoption of and DOES HEREBY ADOPT the resolutions hereinafter set forth pursuant to Section 228 of the General Corporation Law of the State of Delaware with the same force and effect as if they had been duly adopted at a meeting of the Stockholders of the Corporation duly called and held for such purpose, and DOES HEREBY DIRECT the Secretary of the Corporation to file this Consent in the minute books of the Corporation:

BANKRUPTCY

          WHEREAS, due to existing circumstances, it is appropriate for Teletrac, Inc., ("Teletrac"), the wholly owned subsidiary of the Corporation, to file a voluntary petition for relief under chapter 11 of the United States Bankruptcy Code, 11 U.S.C. ss. 101 et seq. ("Chapter 11");

          NOW, THEREFORE, BE IT

               RESOLVED, that Steven D. Scheiwe, the Chief Executive Officer of Teletrac, be, and hereby is, authorized and empowered to execute a voluntary petition for relief under Chapter 11 and that he, and any duly appointed officer of Teletrac, be, and hereby are, authorized to execute any other related documents, including, but not limited to, cash collateral stipulations, debtor-in-possession financing agreements, the schedules and statement of affairs, applications, motions and petitions for Court approval and other relief, a plan or plans of reorganization and pleadings in adversary proceedings; and be it further

               RESOLVED, that Teletrac, be, and hereby is, authorized to retain the law firms of Saul, Remick & Saul LLP and Reboul, MacMurray, Hewitt, Maynard & Kristol, as bankruptcy co-counsel, and Dow, Lohnes & Alberton, PLLC, as special FCC counsel, and such other professionals as the officers of Teletrac may deem appropriate upon such terms and conditions as Teletrac shall approve, to render legal services to, and represent, Teletrac in connection with such Chapter 11 proceedings and other related matters in connection therewith; and be it further

               RESOLVED, that Teletrac be, and hereby is, authorized and directed to take any and all further action to execute and deliver any and all such further instruments and documents and to pay all expenses (subject to Bankruptcy Court approval), where necessary and appropriate in order to carry out fully the intent and accomplish the purposes of the resolutions adopted herein; and be it further

               RESOLVED, that all actions taken by Teletrac with respect to the reorganization of Teletrac or any matter related therein, or by virtue of these resolutions, are hereby in all respects ratified, confirmed and approved; and be it further

               RESOLVED, that the form, terms and provisions of the Agreement
dated as of June   , 1999 (the"Agreement"), by and between the Corporation,
Teletrac Holdings, Inc., certain shareholders of the Corporation, and certain holders of the 14% Senior Subordinated Notes due 2007 issued by Teletrac, in the form annexed hereto, be and they are hereby approved, and the officers and/or Directors of the Corporation are hereby authorized to execute and approve the same;

               RESOLVED, that the proper officers of the Corporation be, and each of them hereby is, authorized and directed to take all such further action and to execute, acknowledge and deliver in the name and on behalf of the Corporation, and under its corporate seal or otherwise, any and all other documents and instruments, and to do and perform any and all such further acts and deeds, as they or any of them may deem necessary or advisable to carry out the intent and accomplish the purpose of the foregoing resolutions and the transactions contemplated thereby; and that the taking of any such action, and the execution and delivery of each such document or instrument shall be conclusive evidence of its necessity or advisability.

               IN WITNESS WHEREOF, the undersigned, being the holder of all of the outstanding stock of the Corporation, has executed this consent as of this ____ day of June 1999.



                                             TELETRAC HOLDINGS, INC.


                                                /S/ Steven D. Scheiwe
                                             By:----------------------------
                                                 Name:   Steven D. Scheiwe
                                                 Title:  Secretary

                     IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

In re:                                      :        Chapter 11
                                            :
TELETRAC, INC.,                             :        Case No. 99-_______________
                                            :
                  Debtor.                   :

           LIST OF TWENTY LARGEST CREDITORS HOLDING UNSECURED CLAIMS


   NUMBER                     CREDITOR                         AMOUNT                      NATURE
     1       Georgia Advisors, LLC                          $26,750,000*                    Notes
             1114 Avenue of the Americas 38th Floor
             New York, NY  10036
             Attn: Nikos Hecht

     2       Capital Research & Management Co.              $24,000,000*                    Notes
             333 South Hope Street
             Los Angeles, CA  90071
             Attn: David Daigle

     3       Lutheran Brotherhood                           $15,000,000*                    Notes
             625 Fourth Avenue S.
             Minneapolis, MN  55415
             Attn: Conrad Smith

     4       TD Securities                                  $11,000,000*                    Notes
             31 West 52nd Street
             New York, NY  10019
             Attn: Peter Bethlenfalby

     5       Post Advisory Group                            $ 7,000,000*                    Notes
             11111 Santa Monica Blvd.
             Suite 1111
             Los Angeles, CA  90025
             Attn: Carl Goldsmith

     6       Bank of Montreal                               $ 6,000,000*                    Notes
             115 South LaSalle Street
             12th Floor
             Chicago, IL  60603
             Attn: Sean Hass

     7       Prospect Street Yield, Inc.                    $ 4,000,000*                    Notes
             60 State Street, Suite 3750
             Boston, MA  02109
             Attn: Bill O'Connell


     8       Harvard Management Co., Inc.                   $ 3,750,000*                    Notes
             600 Atlantic Avenue
             Boston, MA  02210
             Attn: Timothy S. Peterson

     9       KEA Capital                                    $ 3,000,000*                    Notes
             225 W. 34th Street
             New York, NY 10122

     10      Milgo Solutions                                $ 1,837,910                  Telco Equip
             1619 N. Harrison Pkwy
             Sunrise, FL  33323

     11      The Associates                                 $   868,953                  Transmitters
             8001 Ridgepoint Dr.
             Irving, TX  75063


     12      Tokai Financial Services, Inc.                 $   337,661                  Furniture
             1055 Westlakes Dr.
             Berwyn, PA  19312


     13      Cadence Design Systems, Inc.                   $   300,000                  Development
             555 River Oaks Pkwy                                                          Contract
             San Jose, CA  95134


     14      Tadiran Telematics, Ltd.                       $   292,055                  Equipment
             26 Hashoftim St.
             Holon, Israel  58102
             Attn:  Roman Sternberg


     15      James Queen                                    $   156,000                  Employment
             2100 W. 56th St.                                                             Contract
             Mission Hills, KS  66208

     16      Equitable Life Assurance Society of the        $    59,949                  Vienna, VA
             United States                                                                Office
             1875 Eye St. NW #900
             Washington, DC  20006


     17      Edelman Public Relations                       $    51,471                  PR Services
             3131 Turtle Creek Blvd. #500
             Dallas, TX  75219

     18      Fortis, Inc.                                   $    48,000                  KC Office
             c/o Shorenstein
             One Chase Manhattan Plaza
             New York, NY  10005

     19      Computer Associates                            $    44,118                  Alameda, CA
                                                                                          Office

     20      Crum and Forester Ins.                         $    49,938                  Insurance Premium
             10975 Grandview #300
             Overland Park, KS  66210



     * Amount of claim, as listed, does not take collateral ($21.0 million bond reserve fund) into account.


                     IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE



In re:                                      :        Chapter 11
                                            :
TELETRAC, INC.,                             :        Case No. 99-_______________
                                            :
                  Debtor.                   :


                 CREDITORS WITH AN INTEREST IN CASH COLLATERAL

          Norwest Bank Minnesota, N.A., as Trustee under an Indenture dated as of August 6, 1997, holds an interest in certain securities pledged to secure obligations due on the notes issued in connection with the Indenture.